Exhibit 99.1

MIRA Pharmaceuticals Reports New Preclinical Data Demonstrating Mira-55’s Differentiated Mechanism of Action and Anxiolytic Activity Relative to THC

Data show Mira-55 does not produce the central nervous system effects associated with THC and acts through a distinct pharmacological mechanism, while demonstrating anxiolytic activity, which THC does not produce, supporting continued development for chronic inflammatory pain

MIAMI, FLORIDA / ACCESS Newswire / June 25, 2026 / MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel therapies for neurologic, neuropsychiatric, and metabolic disorders, today announced new preclinical pharmacology data on Mira-55, the Company’s cannabinoid analog in development for chronic inflammatory pain. Mira-55 is designed to act on the same cannabinoid receptors as compounds found in cannabis, including THC. A central pharmacological question for the program is whether Mira-55 can deliver therapeutic activity through that receptor system without carrying THC’s known liabilities, including psychoactivity and central nervous system side effects. This new study addresses that question directly.

Using a standard test researchers rely on to characterize THC-like compounds, Mira-55 showed a pharmacological profile that sets it apart from THC, including a meaningful anxiolytic effect that THC does not produce.

These findings build on data MIRA reported in March 2026, which showed Mira-55 did not produce THC-like side effects and demonstrated anxiety-reducing activity in animal testing, in contrast to rimonabant, a drug that blocks the same receptor THC acts on. Together, the two studies form a consistent picture: Mira-55 engages the cannabinoid system differently than THC does, and that difference shows up at both the behavioral and mechanistic levels.

Study Overview and Key Findings

Researchers tested THC and Mira-55, along with rimonabant’s ability to reverse their effects, in the same study using three standard measures scientists use to characterize THC-like activity: body temperature, movement, and muscle rigidity (Catalepsy). They also tested for anxiety-like behavior.

●	THC showed the classic pattern of a THC-like compound. It lowered body temperature, slowed movement, and catalepsy— and all three effects went away when rimonabant was given alongside it. That is the textbook signature researchers look for to confirm a compound is acting through the same CB1 pathway as THC.

●	Mira-55 showed a different pattern. It produced only one of those three effects, a modest drop in body temperature, with no effect on movement or rigidity.

●	Mira-55’s mechanism looks different, too. Rimonabant did not block Mira-55’s effect on body temperature the way it blocked THC’s, suggesting Mira-55 is not working through the same mechanism as THC, even in the one area where their effects briefly overlap.

●	Mira-55 produced a meaningful effect; THC did not: it reduced anxiety-like behavior. Rimonabant made animals more anxious in this test; Mira-55 made them less anxious — consistent with what MIRA reported in March, and a distinguishing feature of Mira-55’s profile rather than simply an absence of THC-like effects.

Why This Matters

Taken together, these results support a differentiated pharmacological and mechanistic profile for Mira-55 relative to THC. Mira-55 did not reproduce THC’s full behavioral pattern; the one effect it did show was not driven by the same mechanism as THC’s, and it produced an anxiety-reducing effect that THC does not. That combination — a distinct mechanism plus a differentiated, favorable behavioral effect — is the more complete picture MIRA believes this data supports, beyond simply showing what Mira-55 does not do.

Integrated Preclinical Profile

This mechanistic data adds to a growing body of preclinical evidence for Mira-55:

●	Delivered morphine-comparable pain relief in a validated model of inflammatory pain, without opioid-related risks

●	Did not produce THC-like CNS side effects across a battery of validated behavioral assays

●	Demonstrated anxiety-reducing activity, in contrast to rimonabant

●	Now shown to act through a mechanism distinct from THC, with a meaningful anxiety-reducing effect THC does not produce

MIRA believes this combination of pain-relieving efficacy, a clean CNS safety profile, and a differentiated mechanism supports Mira-55’s continued advancement toward an IND submission for chronic inflammatory pain.

These findings are based on preclinical, mechanistic pharmacology studies. Additional studies, including further mammalian and translational work, will be needed to fully define Mira-55’s receptor activity as MIRA advances its IND-enabling program.

IND Strategy and Market Opportunity

MIRA is advancing Mira-55 toward IND-enabling studies for chronic inflammatory pain, a large and growing market with significant unmet medical need. Current treatment options include opioids, which carry risks of dependence, tolerance, and overdose, and NSAIDs, which may cause gastrointestinal, renal, and cardiovascular adverse effects.

Leadership Commentary

“Mira-55 keeps showing the same thing from different angles: a real anxiolytic effect, and a mechanism that doesn’t trace back to THC. That combination is what differentiates this program. It’s also what we’ll keep building on as we advance Mira-55 toward an IND in chronic inflammatory pain.”

— Erez Aminov, Chairman and CEO of MIRA

Dr. Itzchak Angel, Chief Scientific Advisor, added:

“THC produced the full pattern you’d expect from a classic THC-like compound, and a CB1 blocker reversed every part of it. Mira-55 only reproduced one piece of that pattern, and the blocker didn’t reverse it, which tells us Mira-55 is interacting with the receptor differently than THC does. Mira-55 also did something THC didn’t: it reduced anxiety-like behavior, while the CB1-blocker increased it. Put together, that’s a distinct mechanism paired with a distinct, favorable effect — a meaningfully different pharmacological profile, not just an absence of THC’s downsides.”

About Mira-55

Mira-55 is a next-generation cannabinoid analog designed to modulate cannabinoid receptor activity, including CB1 and CB2 pathways, while minimizing CB1-related psychoactivity. Following scientific review, the U.S. Drug Enforcement Administration (DEA) determined that Mira-55 is not classified as a controlled substance.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company focused on the development of novel therapies for neurologic, neuropsychiatric, and metabolic disorders. Its pipeline includes Mira-55 for inflammatory pain, Ketamir-2 for neuropathic pain, and SKNY-1 targeting obesity and smoking cessation. The Company is headquartered in Miami, Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the development of Ketamir-2; the planned Phase 2a clinical trial, including its design, objectives, enrollment, timing, initiation and potential outcomes; the potential efficacy, safety, tolerability and therapeutic benefits of Ketamir-2; the potential advantages of Ketamir-2 compared to existing treatment options; the potential market opportunity for Ketamir-2; future regulatory interactions; intellectual property protection; strategic partnership opportunities; and the future development and commercialization of Ketamir-2. These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website at MIRA Investors, for a discussion of these and other risks and uncertainties.

Contact:

Krystina Quintana

info@mirapharma.com

(786) 432-9792